Exhibit 10.14

EXECUTION VERSION

STOCKHOLDERS’ AGREEMENT

BY AND AMONG

APOLLO HAMLET HOLDINGS, LLC,

APOLLO HAMLET HOLDINGS B, LLC,

TPG HAMLET HOLDINGS, LLC,

TPG HAMLET HOLDINGS B, LLC,

CO-INVEST HAMLET HOLDINGS, SERIES LLC,

CO-INVEST HAMLET HOLDINGS B, LLC,

HAMLET HOLDINGS LLC

AND

HARRAH’S ENTERTAINMENT, INC.

AND

SOLELY WITH RESPECT TO SECTIONS 3.01 AND 6.07,

APOLLO INVESTMENT FUND VI, L.P.

AND

TPG V HAMLET AIV, L.P.

DATED AS OF JANUARY 28, 2008

TABLE OF CONTENTS

		Page
ARTICLE I
DEFINITIONS

Section 1.01.	Certain Definitions	1
Section 1.02.	Other Interpretive Provisions	9

ARTICLE II
REPRESENTATIONS; WARRANTIES AND COVENANTS

Section 2.01.	Representations and Warranties of the Stockholders	10
Section 2.02.	Representations and Warranties of the Company	10
Section 2.03.	Entitlement of the Company and the Stockholders to Rely on Representations and Warranties	11

ARTICLE III
GOVERNANCE

Section 3.01.	Board of Directors	11
Section 3.02.	Additional Management Provisions	16
Section 3.03.	Termination of Management Provisions	16
Section 3.04.	Tax Covenants	16

ARTICLE IV
TRANSFERS OF SHARES; PREEMPTIVE RIGHTS

Section 4.01.	Limitations on Transfer	16
Section 4.02.	Transfer to Permitted Transferees	18
Section 4.03.	Right of First Offer	18
Section 4.04.	Tag-Along Rights	20
Section 4.05.	Drag-Along Rights	21
Section 4.06.	Rights and Obligations of Transferees	23
Section 4.07.	Preemptive Rights	23

ARTICLE V
REGISTRATION RIGHTS

Section 5.01.	Demand Registration	24

i

ii

HARRAH’S ENTERTAINMENT, INC.

STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS’ AGREEMENT (as it may be amended from time to time in accordance with the terms hereof, the “Agreement”), dated as of January 28, 2008, is made by and among Apollo, TPG, Hamlet Holdings and the Co-Investment Entities (each as defined below) and each other Person (as defined below) who may become party to this agreement from time to time in accordance with the provisions herein (with TPG, Apollo, Hamlet Holdings and the Co-Investment Entities, the “Stockholders”), and Harrah’s Entertainment, Inc., a Delaware corporation (the “Company”), and solely with respect to Sections 3.01 and 6.07, Apollo Investment Fund VI, L.P. and TPG V Hamlet AIV, L.P.

RECITALS

WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of December 19, 2006, by and among Hamlet Holdings LLC, a Delaware limited liability company (“Hamlet Holdings”), Hamlet Merger Inc., a Delaware corporation and a wholly owned subsidiary of Hamlet Holdings (“Hamlet Merger”) and the Company (as amended from time to time, the “Merger Agreement”), Hamlet Merger will be merged with and into the Company with the Company surviving such merger (the “Merger”);

WHEREAS, after the Merger, the Stockholders shall directly hold all of the equity securities of the Company (other than equity securities of the Company held by certain employees of the Company, which employees are parties to a management investor rights agreement of the Company, to be entered into in connection with the closing of the Merger); and

WHEREAS, the Stockholders and the Company desire to provide for the management of the Company and to set forth the respective rights and obligations of the Stockholders generally.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Certain Definitions. As used in this Agreement, the following terms have the following meanings:

“Adverse Disclosure” means public disclosure of (a) material non-public information that, in the Board of Directors’ good faith judgment, after consultation with independent outside counsel to the Company, (i) would be required to be made in any Registration Statement or report filed with the SEC by the Company so that such Registration Statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing of such Registration Statement or report; and (iii) the Company has a bona fide business purpose for not disclosing publicly or (b) that would otherwise be materially adverse to the Company for a Registration Statement to be filed on or before the date such filing would otherwise be required under this Agreement, in the Board’s good faith judgment, after consultation with independent counsel to the Company.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person. For these purposes, “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided that for purposes of Article V, Affiliate has the meaning specified in Rule 12b-2 under the Exchange Act; provided, further that, for purposes of this Agreement (other than Article V), (i) no Stockholder shall be deemed an Affiliate of the Company or any of its subsidiaries, (ii) that the Co-Investment Entities and Hamlet Holdings shall not be deemed Affiliates of the Sponsors and (iii) except for Section 3.01(d)(ix), Section 6.02 and Section 6.13, portfolio companies of the Sponsors and their respective investment fund affiliates shall not be deemed to be Affiliates of the Sponsors.

“Agreement” has the meaning set forth in the preamble.

“Apollo” means Apollo Hamlet Holdings, LLC, Apollo Hamlet Holdings B, LLC and any Affiliate thereof investing directly or indirectly in the Company.

“Apollo Members” means the Members of Hamlet Holdings associated with Apollo, which as of the Closing Date will be Leon Black, Joshua Harris and Marc Rowan.

“Apollo Directors” has the meaning set forth in Section 3.01(a).

“Board of Directors” has the meaning set forth in Section 3.01(a).

“Breaching Drag-Along Stockholder” has the meaning set forth in Section 4.05(d).

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized or obligated by law or executive order to close.

“Closing Date” means the date of the consummation of the Merger.

“Code” means the U.S. Internal Revenue Code of 1986, as amended. Any reference to a section of the Code shall include a reference to any successor provision thereto.

“Co-Investment Entities” means Co-Invest Hamlet Holdings B, LLC, a Delaware limited liability company, and Co-Invest Hamlet Holdings, Series LLC, a Delaware series limited liability company.

“Confidential Information” has the meaning set forth in Section 6.03.

“Company” has the meaning set forth in the preamble.

“Company Public Sale” has the meaning set forth in Section 5.03(a).

“Company Shares” means Non-Voting Shares and Preferred Shares. The term “Company Shares” when used in determining the Pro Rata Portion at any time shall refer to either the Non-Voting Shares or the Preferred Shares as the context may require.

“Company Shares Equivalents” means securities (including, without limitation, warrants) exercisable, exchangeable or convertible into Company Shares.

“control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and “controlled” has a correlative meaning.

“Demand Notice” has the meaning set forth in Section 5.01(e).

“Demand Period” has the meaning set forth in Section 5.01(d).

“Demand Registration” has the meaning set forth in Section 5.01(a).

“Demand Registration Statement” has the meaning set forth in Section 5.01(a).

“Demand Suspension” has the meaning set forth in Section 5.01(f).

“Demanding Sponsor” has the meaning set forth in Section 5.01(a).

“Drag-Along Buyer” has the meaning set forth in Section 4.05(a).

“Drag-Along Notice” has the meaning set forth in Section 4.05(b).

“Drag-Along Proxy Holder” has the meaning set forth in Section 4.05(d).

“Drag-Along Stockholder” has the meaning set forth in Section 4.05(a).

“Drag-Along Transfer” has the meaning set forth in Section 4.05(a).

“Effectiveness Date” means the date on which Stockholders are no longer subject to any underwriter’s lock-up or other contractual restriction on the sale of Registrable Securities in connection with the Company’s Initial Public Offering.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“FINRA” means the Financial Industry Regulatory Authority.

“Fiscal Year” means the calendar year or, in the case of the first and last fiscal years of the term of the Company, the portion thereof commencing on the Closing Date or ending on the date on which the winding up of the Company is completed, as the case may be.

“Gaming Laws” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, permit, consent, registration, finding of suitability, approval, license, judgment,

order, decree, injunction or other authorization (including any condition or limitation placed thereon and including liquor laws) governing or relating to the current or contemplated casino, hotel and gaming activities and operations of the Company (including all laws relating to related activities such as liquor, cabaret and the like).

“Hamlet Holdings” has the meaning set forth in the recitals.

“Hamlet Merger” has the meaning set forth in the recitals.

“Holdings Members” means the Apollo Members or the TPG Members, as the case may be.

“Initial Holding Period” means the Non-Sponsors’ Initial Holding Period or the Sponsors’ Initial Holding Period, as the case may be.

“Initial Interest” means the dollar value of the Company Shares held by a Sponsor or its Permitted Transferees on the Closing Date.

“Initial Public Offering” means the first bona fide firm commitment underwritten public offering and sale of common stock, limited liability company interests or other equity securities of the Company or its successors for cash pursuant to an effective registration statement (other than Form S-4, S-8 or a comparable form) under the Securities Act, and in which such shares of common stock, limited liability company interests or other equity securities are listed on the New York Stock Exchange, the NASDAQ Stock Market or another internationally recognized stock exchange.

“Long-Form Registration” has the meaning set forth in Section 5.01(a).

“Material Adverse Change” means (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States; (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States; (iii) a material outbreak or escalation of armed hostilities or other international or national calamity involving the United States or the declaration by the United States of a national emergency or war or a change in national or international financial, political or economic conditions; and (iv) any event, change, circumstance or effect that is or is reasonably likely to be materially adverse to the business, properties, assets, liabilities, condition (financial or otherwise), operations, results of operations or prospects of the Company and its subsidiaries taken as a whole.

“Merger” has the meaning set forth in the recitals.

“Merger Agreement” has the meaning set forth in the recitals.

“Necessary Action” means, with respect to a specified result, all actions that are permitted by law and necessary to cause such result, including (i) voting or providing a written consent or proxy with respect to the Company Shares, (ii) causing the adoption of Stockholders’ resolutions and amendments to the Organizational Documents, (iii) causing members of the Board of Directors (to the extent such members were nominated or designated by the Person obligated to undertake the Necessary Action, and subject to any fiduciary duties that such members may have as directors of the Company) to act in a certain manner or causing them to be removed in the event they do not act in such a manner, (iv) executing agreements and instruments, and (v) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Non-Sponsors’ Initial Holding Period” has the meaning set forth in Section 4.01(a)(ii).

“Non-Voting Shares” means the non-voting common stock of the Company.

“Non-Voting Stockholder” means an entity that owns Non-Voting Shares and does not own Voting Shares.

“Offer Notice” has the meaning set forth in Section 4.03(a)(i).

“Organizational Documents” means the Certificate of Incorporation and By-Laws of the Company, each as amended from time to time.

“Participation Shares” has the meaning set forth in Section 4.07(a).

“Participating Stockholder” means, with respect to any Registration, any Stockholder of Registrable Securities covered by the applicable Registration Statement.

“Permitted Transfer” has the meaning set forth in Section 4.02.

“Permitted Transferee” means (i) as to any Sponsor, an Affiliate of such Sponsor, other than an Affiliate formed for the purpose of investing in the Company and providing co-investment opportunities to persons that are not Affiliates of such Sponsor, and (ii) as to any Stockholder (including any Sponsor), any direct or indirect wholly owned subsidiary of such Stockholder.

“Person” means any individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Piggyback Registration” has the meaning set forth in Section 5.03(a).

“Preferred Shares” means the Company’s Non-Voting Perpetual Preferred Stock, par value $0.01 per share, and any shares of capital stock of the Company issued or issuable with respect to the Preferred Shares by way of a stock dividend or distribution payable thereon or stock split, reverse stock split, recapitalization, reclassification, reorganization, exchange, subdivision or combination thereof.

“Pro Rata Portion” means:

(a) for purposes of Section 4.03 (with respect to the Sponsors’ right of first offer), a number of Company Shares determined by multiplying (i) the number of such class of Company Shares offered in the relevant Offer Notice by (ii) a fraction, the numerator of which is the number of Company Shares the relevant Sponsor elected to purchase (or to cause one or more of its Affiliates or designees to purchase) and the denominator of which is the aggregate number of Company Shares the Sponsors elected to purchase (or to cause one or more of their respective Affiliates or designees to purchase).

(b) for purposes of Section 4.04 (with respect to each class of Company Shares to be transferred pursuant to the tag-along rights), (x) with respect to each Tagging Stockholder, a number of such class of Company Shares determined by multiplying (i) the total number of such class of Company Shares proposed to be Transferred by the Transferring Stockholder to the Proposed Transferee, by (ii) a fraction, the numerator of which is the number of such class of Company Shares held by the Tagging Stockholder and the denominator of which is the aggregate number of such class of Company Shares held by all stockholders of the Company, and (y) with respect to the Transferring Stockholder, the total number of such class of Company Shares proposed to be Transferred by the Transferring Stockholder minus the aggregate number of such class of Company Shares over which the Tagging Stockholders have exercised their tag-along rights pursuant to Section 4.04 and minus the aggregate number of such class of Company Shares over which any employee stockholders of the Company have exercised “tag along” or similar rights.

(c) for purposes of Section 4.05 (with respect to each class of Company Shares to be Transferred pursuant to the drag-along rights), a number of such class of Company Shares determined by multiplying (i) the aggregate number of such class of Company Shares held by the Drag-Along Stockholder by (ii) a fraction, the numerator of which is the aggregate number of such class of Company Shares proposed to be Transferred by the Selling Sponsor(s) to the Drag-Along Buyer and the denominator of which is the aggregate number of such class of Company Shares held by the Sponsors.

(d) for purposes of Section 4.07 (with respect to the preemptive rights), a number of Participation Shares determined by multiplying (i) the aggregate number of Participation Shares the Company proposes to issue on the relevant issuance date by (ii) a fraction, the numerator of which is the number of Company Shares held by the relevant stockholder immediately prior to such date and the denominator of which is the aggregate number of Company Shares held by all stockholders of the Company.

(e) for purposes of Section 5.02 (with respect to the Non-Sponsor Stockholders’ rights to include Registrable Securities in a Shelf Registration Statement), a number of Company Shares determined by multiplying (i) the aggregate number of such class of Company Shares held by such Stockholder by (ii) a fraction, the numerator of which is the Sponsor Shelf Registration Amount in effect as of such date with respect to such Shelf Registration and the denominator of which is the aggregate number of Registrable Securities owned by the Sponsors and their Affiliates as of such date.

“Proposed Transferee” has the meaning set forth in Section 4.04(a).

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including pre- and post-effective amendments to such Registration Statement, and all other material incorporated by reference in such prospectus.

“Registrable Securities” means any Company Shares (including any issuable or issued upon exercise, exchange or conversion of any Company Shares Equivalents) and any securities that may be issued or distributed or be issuable in respect of any Company Shares by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction; provided, however, that any such Registrable Securities shall cease to be Registrable Securities to the extent (i) a Registration Statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such Registration Statement, (ii) such Registrable Securities have been sold pursuant to Rule 144 under the Securities Act (or any similar or analogous rule promulgated under the Securities Act), (iii) such Registrable Securities shall have been otherwise transferred and new certificates for them not bearing a legend restricting transfer under the Securities Act shall have been delivered by the Company and such securities may be publicly resold without Registration under the Securities Act or (iv) with respect to Registrable Securities held by any of the Sponsors, such Stockholder, together with its Permitted Transferees, beneficially owns less than 2% (two percent) of the Registrable Securities that are outstanding at such time and such Stockholder and its Permitted Transferees are able to dispose of all of their Registrable Securities in any 90 day period pursuant to Rule 144 (or any similar or analogous rule promulgated under the Securities Act).

“Registration” means a registration with the SEC of the Company’s securities for offer and sale to the public under a Registration Statement. The term “Register” shall have a correlative meaning.

“Registration Expenses” has the meaning set forth in Section 5.08.

“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Regulatory Laws” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any other applicable antitrust, competition, fair trade or Gaming Laws or regulations.

“Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, equity financing partners or financial advisors or other Person associated with, or acting on behalf of, such Person.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Selling Sponsor” has the meaning set forth in Section 4.05(a).

“Shelf Period” has the meaning set forth in Section 5.02(b).

“Shelf Registration” means a Registration effected pursuant to Section 5.02.

“Shelf Registration Statement” means a Registration Statement of the Company filed with the SEC on either (i) Form S-3 (or any successor form or other appropriate form under the Securities Act) or (ii) if the Company is not permitted to file a Registration Statement on Form S-3, an Registration Statement on Form S-1 (or any successor form or other appropriate form under the Securities Act), in each case for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering the Registrable Securities, as applicable.

“Shelf Suspension” has the meaning set forth in Section 5.02(d).

“Short-Form Registration Statement” has the meaning set forth in Section 5.01(a).

“Sponsor Directors” means the Apollo Directors and the TPG Directors.

“Sponsor Shelf Registration Amount” has the meaning set forth in Section 5.02(a).

“Sponsors” means each of TPG and Apollo.

“Sponsors’ Initial Holding Period” has the meaning set forth in Section 4.01(a)(ii).

“Stockholder” has the meaning set forth in the preamble.

“Strategic Partner” has the meaning set forth in Section 4.04(d).

“Tag-Along Notice” has the meaning set forth in Section 4.04(b).

“Tag-Along Transfer” has the meaning set forth in Section 4.04(a).

“Tagging Stockholder” has the meaning set forth in Section 4.04(a).

“TPG” means, collectively, TPG Hamlet Holdings, LLC, TPG Hamlet Holdings B, LLC and their respective Affiliates that are Stockholders hereunder.

“TPG Directors” has the meaning set forth in Section 3.01(e).

“TPG Members” means the Members of Holdings associated with TPG, which as of the Closing Date will be David Bonderman, James Coulter and Jonathan Coslet.

“Transfer” means, with respect to any common or preferred stock (including Company Shares), limited liability company interests or other equity securities of the Company or Hamlet Holdings, a direct or indirect transfer, sale, conveyance, exchange, assignment, gift, pledge, hypothecation or other encumbrance or disposition, including the grant of an option or other right, whether directly or indirectly, whether voluntarily, involuntarily or by operation of law, of such common stock, limited liability company interests or other equity securities; and “Transferred”, “Transferee” and “Transferability” shall each have a correlative meaning. A transfer, sale, conveyance, exchange, assignment, gift, pledge, hypothecation or other encumbrance or other disposition, including the grant of an option or other right, of an interest in any Stockholder shall constitute an indirect “Transfer” for purposes of this Agreement (as if such interest was a direct interest in the Company or Hamlet Holdings, as the case may be) if and only if all or substantially all of such interest in such Stockholder represents a beneficial interest in common stock (including Company Shares), limited liability company interests or other equity interests of the Company or Hamlet Holdings.

“Transferring Stockholder” has the meaning set forth in Section 4.03(a).

“Treasury Regulations” means the regulations promulgated by the U.S. Department of the Treasury under the Code, as amended from time to time (including any successor regulations).

“Underwritten Offering” means a Registration in which securities of the Company are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

“Voting Shares” means the shares of voting common stock of the Company.

Section 1.02. Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection, Section, Exhibit, Schedule and Annex references are to this Agreement unless otherwise specified.

(c) The term “including” is not limiting and means “including without limitation.”

(d) The word “or” is not exclusive.

(e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(f) Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

(g) Unless the context provides otherwise, whenever a percentage is used with respect to an ownership interest or amount of outstanding securities (including with respect to a percentage of Company Shares), such percentage shall be calculated as if the Preferred Shares had been converted into Non-Voting Shares on the date of such calculation and in accordance with the terms of such Preferred Shares.

ARTICLE II

REPRESENTATIONS; WARRANTIES AND COVENANTS

Section 2.01. Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants, severally and not jointly, and solely on its own behalf, to each other Stockholder and to the Company that on the date hereof:

(a) Existence; Authority; Enforceability. Such Stockholder has the necessary power and authority to enter into this Agreement and to carry out its obligations hereunder. Such Stockholder is duly organized and validly existing under the laws of its jurisdiction of organization, and the execution of this Agreement, and the consummation of the transactions contemplated herein, have been authorized by all necessary corporate or other action, and no other act or proceeding, corporate or otherwise, on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby. This Agreement has been duly executed by such Stockholder and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

(b) Absence of Conflicts. The execution and delivery by such Stockholder of this Agreement and the performance of its obligations hereunder do not and will not (i) conflict with, or result in the breach of any provision of the constitutive documents of such Stockholder; (ii) result in any violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any material contract, agreement or permit to which such Stockholder is a party or by which such Stockholder’s assets or operations are bound or affected; or (iii) violate, in any material respect, any law applicable to such Stockholder.

(c) Consents. Other than any consents that have already been obtained, no governmental consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such Stockholder in connection with (i) the execution, delivery or performance of this Agreement or (ii) the consummation of any of the transactions contemplated herein.

Section 2.02. Representations and Warranties of the Company. The Company hereby represents and warrants to each Stockholder that on the date hereof:

(a) Existence; Authority; Enforceability. The Company has the necessary power and authority to enter into this Agreement and to carry out its obligations hereunder. The Company is duly organized and validly existing under the laws of its jurisdiction of organization, and the execution of this Agreement, and the consummation of the transactions contemplated herein, have been authorized by all necessary limited liability company action, and no other act or proceeding on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby. This Agreement has been duly executed by the Company and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

(b) Absence of Conflicts. The execution and delivery by the Company of this Agreement and the performance of its obligations hereunder do not and will not (i) conflict with, or result in the breach of any provision of the organizational documents of the Company or any of its subsidiaries; (ii) result in any violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any material contract, agreement or permit to which the Company or any of its subsidiaries is a party or by which the Company’s or any of its subsidiaries’ assets or operations are bound or affected; or (iii) violate, in any material respect, any law applicable to the Company or any of its subsidiaries.

(c) Consents. Other than any consents that have already been obtained, no governmental consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by the Company or any of its subsidiaries in connection with (i) the execution, delivery or performance of this Agreement or (ii) the consummation of any of the transactions contemplated herein.

(d) Voting Shares. As of the Effective Time, the holders of the Voting Shares shall have no economic rights or privileges, including rights in liquidation.

Section 2.03. Entitlement of the Company and the Stockholders to Rely on Representations and Warranties. The foregoing representations and warranties may be relied upon by the Company, and by the Stockholders, in connection with the entering into of this Agreement.

ARTICLE III

GOVERNANCE

Section 3.01. Board of Directors. (a) Hamlet Holdings and the Company shall take all Necessary Action to cause the board of directors of the Company (the “Board of Directors”) to be comprised of at least nine (9) directors, (i) four (4) of whom (the “Apollo Directors”) shall be designated by the Apollo Members, (ii) four (4) of whom (the “TPG Directors”) shall be designated by the TPG Members, and (iii) one (1) of whom (the “Joint Director”) shall be the Chairman (or equivalent) of the Company, who shall be jointly appointed by the Apollo Members and the TPG Members. The Board of Directors may increase or decrease its size in accordance with the provisions of Section 3.01(d)(xiv). For so long as the Apollo Members are entitled to designate more than one director, at least one Apollo Director will be appointed to serve on behalf of Co-Invest Hamlet Holdings B, LLC by Co-Invest Hamlet Holdings B, LLC. For so long as the Apollo Members are entitled to designate a director, at least one Apollo Director will be appointed to serve on behalf of Apollo Investment Fund VI,

L.P. by Apollo Investment Fund VI, L.P. For so long as the TPG Members are entitled to designate a director, at least one TPG Director will be appointed to serve on behalf of TPG V Hamlet AIV, L.P. by TPG V Hamlet AIV, L.P. Notwithstanding the foregoing, no person shall be appointed to the Board of Directors unless such person has obtained all required licenses as required by applicable Gaming Laws. Each of the Apollo Members and the TPG Members shall have the sole right to remove and replace their respective designees with or without cause at any time, and such designee’s appointment as a director of the Board of Directors shall immediately terminate upon such removal. If as a result of death, disability, retirement, resignation, removal (with or without cause) or otherwise, there shall exist or occur any vacancy on the Board of Directors, the Apollo Members or TPG Members, as the case may be, who are entitled to designate such director pursuant to this Section 3.01 may designate another Person to be a director.

(b) The right of the Apollo Members or TPG Members, as the case may be, to designate directors as set forth in Section 3.01(a) above shall be subject to the following:

(i) If a Sponsor Transfers (through one or more Transfers) more than thirty-three percent (33%) of its Initial Interest (excluding pro rata Transfers agreed to by both Sponsors and Transfers to Affiliates), the Holdings Members associated with such Sponsor shall only be entitled to designate three (3) directors for appointment to the Board of Directors;

(ii) If a Sponsor Transfers (through one or more Transfers) more than fifty percent (50%) of its Initial Interest (excluding pro rata Transfers agreed to by both Sponsors and Transfers to Affiliates), the Holdings Members associated with such Sponsor shall only be entitled to designate two (2) directors for appointment to the Board of Directors;

(iii) If a Sponsor Transfers (through one or more Transfers) more than sixty-six (66%) of its Initial Interest (excluding pro rata Transfers agreed to by both Sponsors and Transfers to Affiliates), the Holdings Members associated with such Sponsor shall only be entitled to designate one (1) director for appointment to the Board of Directors; and

(iv) If a Sponsor Transfers (through one or more Transfers) more than ninety percent (90%) of its Initial Interest (excluding pro rata Transfers agreed to by both Sponsors and Transfers to Affiliates), the Holdings Members associated with such Sponsor shall not be entitled to designate any directors for appointment to the Board of Directors.

(c) If the number of directors that a Sponsor’s Holdings Members have the right to designate to the Board of Directors is decreased pursuant to Section 3.01(b), then such Sponsor’s Holdings Members shall immediately remove such director or directors, as the case may be, from the Board of Directors and the number of members of the Board of Directors shall be reduced accordingly. In the event that a non-Sponsor Director (excluding the Chief Executive Officer) is removed pursuant to any agreement by and between the Company and Hamlet Holdings, the number of members of the Board of Directors shall be reduced accordingly to eliminate such non-Sponsor Director seat. Except as provided in Section 3.01(b), each Sponsor’s Holdings Members shall have the sole and exclusive right to immediately appoint and remove its respective designees to the Board of Directors, as well as the exclusive right to fill vacancies created by not designating a director initially or by reason of death, removal or resignation of such designees.

(d)(x) Any actions by the Board of Directors shall require the approval of at least one of the Apollo Directors and one of the TPG Directors; (y) any actions that require the approval of the voting stockholders of the Company shall require the approval of Hamlet Holdings, including approval by at least one Apollo Member and at least one TPG Member; and (z) any actions that require the approval of the holders of Non-Voting Shares shall require the consent of each of Apollo and TPG, in each case, for so long as there is at least one Apollo Director or TPG Director, respectively. Notwithstanding the foregoing, the following actions by the Company and its direct and indirect subsidiaries shall require approval by the Board of Directors, including approval by at least one Apollo Director and one TPG Director, in each case, for so long as there is at least one of each such designees on the Board of Directors:

(i) any merger, consolidation or sale of all or substantially all of the assets of the Company or any of its subsidiaries;

(ii) any liquidation, winding up or dissolution of the Company or any of its subsidiaries or the initiation of any action relating to bankruptcy, reorganization or recapitalization with respect to the Company or any of its subsidiaries;

(iii) the initiation or completion of a public offering of the securities of the Company or any of its subsidiaries;

(iv) the acquisition or disposition, or a related series of acquisitions or dispositions, of assets with a value in excess of $50,000,000 or the entering into of a joint venture requiring a capital contribution in excess of $50,000,000;

(v) any fundamental change in the Company’s or its subsidiaries’ existing lines of business or the entry by the Company or any of its subsidiaries into a new significant line of business;

(vi) the creation of any new class of equity security of the Company or any of its subsidiaries, the issuance, repurchase, redemption or other retirement for value of equity securities of the Company or any of its subsidiaries or securities exchangeable or exercisable for, or convertible into, any such equity securities, and the amendment of the rights, preferences or privileges provided to any class of equity security (other than (A) intra-company issuances and repurchases among the Company and its wholly-owned subsidiaries, (B) issuances pursuant to equity compensation plans approved in accordance with Section 3.01(d)(xvii) and (C) repurchases of equity securities held by members of management of the Company and its subsidiaries made in the ordinary course in connection with the termination of employment);

(vii) any declaration of dividends or other distributions by the Company or any of its subsidiaries, other than intra-company dividends or distributions made by wholly-owned subsidiaries of the Company;

(viii) any amendment to the Organizational Documents of the Company or any of its subsidiaries (other than wholly-owned subsidiaries);

(ix) the entering into or completion of any transaction or agreement by any Stockholder or any of its Affiliates with the Company or any of its subsidiaries (other than (A) those transactions and agreements contemplated by the Management Services Agreement between the Sponsors and the Company, dated as of the date hereof or (B) any transaction or agreement between the Company or one if its subsidiaries, on the one hand, and a portfolio company of Apollo (or any of its investment fund Affiliates) or TPG (or any of its investment fund Affiliates), on the other hand, that is negotiated at arms length between the managements of the Company or such subsidiary and such portfolio company or otherwise entered into in the ordinary course of business without involvement by Apollo, TPG or their respective Affiliates);

(x) the incurrence or guarantee by the Company or any of its subsidiaries of, or the granting of an encumbrance over the Company, any of its subsidiaries or any of their respective assets in connection with, indebtedness or derivatives liability, or any related series of indebtedness or derivative liabilities, in excess of $100,000,000 or amending in any material respect the terms of existing or future indebtedness or derivatives liability in excess of $100,000,000;

(xi) the approval or adoption of annual budgets or business plans, or any material changes thereto;

(xii) the approval of any material changes to the Company’s or any of its subsidiaries’ investment or underwriting guidelines;

(xiii) the appointment or termination of the Chief Executive Officer, Chief Financial Officer or any other senior executive officer of the Company, or any person with substantially equivalent responsibilities;

(xiv) any increase or decrease in the size of the Board of Directors, other than those required by this Section 3.01;

(xv) the creation of a committee of the Board of Directors or changing the scope of authority of a committee of the Board of Directors;

(xvi) the appointment or change of the independent auditor for the Company or any of its subsidiaries;

(xvii) the adoption of employee equity incentive plans;

(xviii) the creation of any non-wholly owned subsidiary;

(xix) the settling of any litigation, arbitration or administrative proceeding for an amount in excess of $10,000,000 or that provides for any material limitation on the conduct of the business by the Company or any of its subsidiaries;

(xx) the exercise or material modification of the terms of, any option held by the Company or any of its subsidiaries to acquire equity securities or assets for aggregate consideration in excess of $50,000,000 from a Person other than a wholly-owned subsidiary of the Company; and

(xxi) any single or series of related capital expenditures in excess of $25,000,000.

Notwithstanding anything to the contrary, the approval of one TPG Director or one Apollo Director shall in all cases be required for any action that is disproportionately adverse to TPG or Apollo, respectively, or for matters involving the Company and its subsidiaries on the one hand and Affiliates or portfolio companies of TPG or Apollo, respectively, on the other hand.

(e) The initial Apollo Directors shall be Jeffrey Benjamin, Anthony Civale, Eric Press and Marc Rowan (each, an “Apollo Director”). The initial TPG Directors shall be David Bonderman, Jonathan Coslet, Kelvin Davis and Karl Peterson (each, a “TPG Director”).

(f) Gary Loveman shall serve as initial chairman of the Board of Directors and shall be appointed as the initial Joint Director.

(g) For so long as a Sponsor’s Holdings Members have the right to designate at least one director to the Board of Directors, such Sponsor’s Holdings Members shall have the right to appoint at least one representative to each committee of the Board of Directors of the Company (and any of its subsidiaries) as permitted by applicable laws and regulations. For so long as a Sponsor’s Holdings Members have the right to designate at least one director to the Board of Directors, no committee of the Company or any of its subsidiaries shall approve any of the actions specified in Section 3.01(d) without the approval of a director designated by such Sponsor’s Holdings Members.

(h) The Company and Hamlet Holdings shall take all Necessary Action to cause the persons constituting the Board of Directors to be appointed as the sole members of the board of directors of the Company and to implement the provisions of this Article III. Notwithstanding anything that may be permitted pursuant to the Organizational Documents, no Person shall take any action with respect to the Company or any of its subsidiaries that would be inconsistent with the provisions of this Agreement.

(i) The Company shall reimburse the members of the Board of Directors for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors and any committees thereof, including without limitation travel, lodging and meal expenses.

(j) The Company shall obtain customary director and officer indemnity insurance on commercially reasonable terms.

Section 3.02. Additional Management Provisions. (a) Each Stockholder agrees and acknowledges that the directors designated by the Sponsors’ Holdings Members may share confidential, non-public information about the Company with the Stockholders.

(b) No Non-Voting Stockholder shall have the authority to manage the business and affairs of the Company or contract for or incur on behalf of the Company any debts, liabilities or other obligations, and no such action of a Non-Voting Stockholder will be binding on the Company.

(c) The Company shall deliver to each Stockholder within a reasonable time after the close of each fiscal quarter and fiscal year, (a) to the extent that the Company is not a reporting company under the Exchange Act of 1934, as amended, the quarterly unaudited financial statements, annual audited financial reports and management’s discussion and analysis of the financial results included in such reports, of the Company for such period, and (b) copies of the regular reports required to be delivered to lenders pursuant to the senior secured credit facilities of the Company.

Section 3.03. Termination of Management Provisions. The provisions of this Article III shall terminate upon the unanimous consent of the Sponsors or upon an Initial Public Offering; provided that the provisions set forth in Section 3.02(c) shall survive until an Initial Public Offering.

Section 3.04. Tax Covenants. The Company shall use its reasonable best efforts to conduct its affairs in a manner that does not cause any Stockholder (or any direct or indirect partner or member thereof) (i) that is exempt from taxation pursuant to Section 501 of the Code, to be allocated “unrelated business taxable income” (within the meaning of Section 512 of the Code) from the Company, or (ii) that is not a United States person for U.S. federal income tax purposes to be deemed engaged in a “trade or business” by virtue of the activities of the Company.

ARTICLE IV

TRANSFERS OF SHARES; PREEMPTIVE RIGHTS

Section 4.01. Limitations on Transfer. (a) The Stockholders shall not be permitted to Transfer all or any portion of their Company Shares other than:

(i) to any Permitted Transferee in accordance with the terms of Section 4.02; provided that in the case of any Stockholder that is a partnership, limited liability company, or any foreign equivalent thereof, any Transfer to a partner, member or foreign equivalent thereof of such Stockholder may only be made as a pro rata distribution in accordance with such Stockholder’s governing documents;

(ii) with the consent of Hamlet Holdings and subject to the tag-along rights, drag-along rights and the right of first offer provisions of this Article IV prior to the sixth (6th) anniversary of the date hereof (the “Sponsors’ Initial Holding Period”) if such Stockholder is a Sponsor, or prior to the ninth (9th) anniversary of the date hereof (the “Non-Sponsors’ Initial Holding Period”) if such Stockholder is not a Sponsor;

(iii) pursuant to, or consequent upon, the exercise of the tag-along or drag-along rights set forth in Sections 4.04 and 4.05; and

(iv) after the applicable Initial Holding Period, subject to the tag-along rights, drag-along rights and rights of first offer provisions of this Article IV.

(b) Notwithstanding anything to the contrary herein, in no event shall any Stockholder be entitled to Transfer its Company Shares without the consent of Hamlet Holdings, to any Person that, in the reasonable judgment of Hamlet Holdings, is an actual or potential competitor of, or otherwise other Person who is adverse to the interests of, the Company, or to any Person that (directly or indirectly) holds more than a de minimis ownership interest in any such actual or potential competitor. In addition, notwithstanding anything to contrary herein, no Stockholder shall be entitled to Transfer any Company Shares or any other rights under this Agreement (including to a Permitted Transferee) at any time unless Hamlet Holdings is reasonably satisfied that such Transfer would not:

(i) violate the Securities Act, or any federal or state (or other jurisdiction) securities or “Blue Sky” laws applicable to the Company or the Company Shares;

(ii) cause the Company to become subject to the registration requirements of the U.S. Investment Company Act of 1940, as amended from time to time;

(iii) be a non-exempt “prohibited transaction” under ERISA or the Code or cause all or any portion of the assets of the Company to constitute “plan assets” under ERISA or Section 4975 of the Code;

(iv) violate any applicable Regulatory Laws; or

(v) cause or result in any Stockholder or other Person (other than the Sponsors and their Permitted Transferees) to have a greater than 4.9% direct or indirect ownership interest in the Company.

Any purported Transfer of Company Shares other than in accordance with this Agreement shall be null and void to the extent permitted by law, and the Company shall refuse to recognize any such Transfer for any purpose and shall not reflect in its records any change in record ownership of Company Shares pursuant to any such Transfer.

(c) Any Stockholder that proposes to Transfer Company Shares in accordance with the terms and conditions hereof shall be responsible for any reasonable expenses incurred by the Company in connection with such Transfer.

(d) Each certificate evidencing the Company Shares shall bear the following restrictive legend, either as an endorsement or on the face thereof:

THE SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS RESTRICTED BY THE TERMS OF A STOCKHOLDERS AGREEMENT, DATED AS OF JANUARY 28, 2008, COPIES OF WHICH ARE ON FILE WITH THE ISSUER OF THIS CERTIFICATE. NO SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SUCH STOCKHOLDERS’ AGREEMENT HAVE BEEN COMPLIED WITH IN FULL.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND MAY NOT BE SOLD OR TRANSFERRED OTHER THAN IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (OR OTHER APPLICABLE LAW), OR AN EXEMPTION THEREFROM.

(e) In the event that the restrictive legend set forth in Section 4.01(d) has ceased to be applicable, the Company shall provide any Stockholder, or their respective transferees, at their request, without any expense to such persons (other than applicable transfer taxes and similar governmental charges, if any), with new certificates for such securities of like tenor not bearing the legend with respect to which the restriction has ceased and terminated (it being understood that the restriction referred to in the first paragraph of the legend in Section 4.01(d) shall cease and terminate upon the termination of this Article IV).

Section 4.02. Transfer to Permitted Transferees. Subject to Section 4.06, a Stockholder may Transfer its Company Shares to a Permitted Transferee of such Stockholder (each such transfer a “Permitted Transfer”); provided that each Permitted Transferee of any Stockholder to which Company Shares are Transferred shall, and such Stockholder shall cause such Permitted Transferee to, Transfer back to such Stockholder (or to another Permitted Transferee of such Stockholder) any Company Shares it owns if such Permitted Transferee ceases to be a Permitted Transferee of such Stockholder.

Section 4.03. Right of First Offer. (a) If a Stockholder proposes to Transfer all or any portion of its Company Shares (such Stockholder, the “Transferring Stockholder”) following the applicable Initial Holding Period and prior to an Initial Public Offering, then subject to the provisions of Section 4.01(a)(i), each Sponsor shall have a right of first offer over such Company Shares, in accordance with the following provisions:

(i) The Transferring Stockholder shall provide the Sponsors with written notice (an “Offer Notice”) of its desire to Transfer such Company Shares no later than twenty (20) Business Days prior to the anticipated Transfer date. The Offer Notice shall specify the number and class of Company Shares such Stockholder wishes to Transfer, the proposed purchase price for such Company Shares and any other terms and conditions material to the sale proposed by such Stockholder.

(ii) Each Sponsor shall have a period of up to twenty (20) Business Days following receipt of the Offer Notice to elect to purchase (or to cause one or more of its Affiliates or designees to purchase) all or any portion of such Company Shares on the terms and conditions set forth in the Offer Notice by delivering to the Transferring Stockholder a written notice indicating the amount of Company Shares over which such right is exercised.

(iii) If any Sponsor receiving the Offer Notice elects to purchase (or to cause one or more of its Affiliates or designees to purchase) any of the Company Shares which are the subject of the proposed Transfer within the applicable twenty (20) Business Day period, such purchase shall be consummated within fifteen (15) days after the date on which such Sponsor notifies the Transferring Stockholder of such election. If the Sponsors elect to purchase (or to cause one or more of their respective Affiliates or designees to purchase) an aggregate amount of Company Shares that exceeds the amount of Company Shares offered pursuant to the Offer Notice, each Sponsor shall purchase its Pro Rata Portion of the Company Shares proposed to be sold, unless the Sponsors otherwise agree on the allocation of the purchase of all of such Company Shares offered pursuant to the Offer Notice. If neither Sponsor elects to purchase any Company Shares within the applicable twenty (20) Business Day period, the Transferring Stockholder may Transfer such Company Shares at any time within ninety (90) days following such period at a price which is not less than the purchase price and on terms and conditions no more favorable to such Transferee than those specified in the Offer Notice.

(b) In connection with the Transfer of all or any portion of a Stockholder’s Company Shares pursuant to this Section 4.03, the Transferring Stockholder shall only be required to represent and warrant as to its authority to sell, the enforceability of agreements against such Stockholder, that the Company Shares to be transferred are free and clear of any liens, claims or encumbrances (other than restrictions imposed by this Agreement and pursuant to applicable federal, state and foreign securities laws), that it is the record and beneficial owner of such Company Shares and that it has obtained or made all necessary consents, approvals, filings and notices from governmental authorities or third parties to consummate the Transfer.

(c) The provisions of this Section 4.03 shall not apply to Transfers of Company Shares (i) to Permitted Transferees in accordance with Section 4.02, (ii) made pursuant to, or consequent upon, the exercise of the tag-along or drag-along rights set forth in Sections 4.04 and 4.05, respectively, or (iii) made pursuant to a registered public offering.

Section 4.04. Tag-Along Rights. (a) Prior to the later of (i) an Initial Public Offering and (ii) the date on which the Co-Investment Entities cease to own any Company Shares, if any Transferring Stockholder proposes to Transfer to a third party that is not an Affiliate of such Transferring Stockholder (the “Proposed Transferee”) any of its Company Shares and, if such Transferring Stockholder is a Sponsor, does not exercise its drag-along rights pursuant to Section 4.05 (each such proposed Transfer, a “Tag-Along Transfer”), the Transferring Stockholder and each other Stockholder shall have the right to participate (and, with respect to the Co-Investment Entities, to the extent required pursuant to the tag-along obligations in the operating agreement of such Co-Investment Entity shall elect its right to participate) in the Tag-Along Transfer by Transferring up to its Pro Rata Portion to the Proposed Transferee on the same terms and conditions as those proposed by the Transferring Stockholder (each such participating Stockholder, other than the Transferring Stockholder, the “Tagging Stockholder”).

(b) The Transferring Stockholder shall give written notice (a “Tag-Along Notice”) to each other Stockholder of a Tag-Along Transfer, setting forth the number and class(es) of Company Shares proposed to be so Transferred, the name and address of the Proposed Transferee, the proposed amount and form of consideration and other terms and conditions of payment offered by the Proposed Transferee. The Transferring Stockholder shall deliver or cause to be delivered to each other Stockholder copies of all transaction documents relating to the Tag-Along Transfer as the same become available. The tag-along rights provided by this Section 4.04 must be exercised by a Stockholder by delivery of an irrevocable written notice to the Transferring Stockholder, within a period of (i) prior to an Initial Public Offering, fifteen (15) days from the Tag-Along Notice or (ii) at any time after an Initial Public Offering, three (3) Business Days from the Tag-Along Notice, specifying the portion of its Pro Rata Portion of the Company Shares (of each class proposed to be Transferred) which it wishes the Company to include in the Tag-Along Transfer. With respect to each class of Company Shares proposed to be Transferred, if the Proposed Transferee fails to purchase all the Company Shares of such class proposed to be Transferred by the Transferring Stockholder and the Tagging Stockholders, then the number of Company Shares of such class that each such Stockholder is permitted to sell in such Tag-Along Transfer shall be reduced pro rata based on the number of Company Shares of such class proposed to be Transferred by such Stockholder relative to the aggregate number of Company Shares of such class proposed to be Transferred by all Stockholders participating in such Tag-Along Transfer and by any employee stockholders of the Company exercising “tag along” or similar rights. The Transferring Stockholder shall have a period of sixty (60) days following the expiration of the fifteen (15) day period or three (3) Business Day period, as the case may be, mentioned above to sell all the Company Shares agreed to be purchased by the Proposed Transferee on the terms specified in the notice required by the first sentence of this Section 4.04(b). With respect to each class of Company Shares proposed to be Transferred, if the Proposed Transferee agrees to purchase more Company Shares of such class than specified in the Tag-Along Notice in the Proposed Transfer, the Stockholders shall also have the same right to participate (and, with respect to the Co-Investment Entities, to the extent required pursuant to the tag-along obligations in the operating agreement of such Co-Investment Entity shall elect its right to participate) in the Transfer of such Company Shares of such class that are in excess of the amount set forth on the Tag-Along Notice on a pro rata basis based on the number of Company Shares of such class proposed to be Transferred by such Stockholder relative to the aggregate number of Company Shares of such class proposed to be

Transferred by all Stockholders participating in such Tag-Along Transfer and by any employee stockholders of the Company exercising “tag along” or similar rights.

(c) Any Transfer of Company Shares by a Tagging Stockholder to a Proposed Transferee pursuant to this Section 4.04 shall be on the same terms and conditions (including, without limitation, price, time of payment and form of consideration) as to be paid to the Transferring Stockholder; provided that, in order to be entitled to exercise its tag-along right pursuant to this Section 4.04, each Tagging Stockholder Entity must agree to make to the Proposed Transferee representations, warranties, covenants, indemnities and agreements the same mutatis mutandis as those made by the Transferring Stockholder in connection with the Tag-Along Transfer (other than any non-competition, non-solicitation or similar agreements or covenants that would bind the Tagging Stockholder, its Affiliates or any of their respective portfolio companies), and agree to the same conditions to the Proposed Transferee as the Transferring Stockholder agrees, it being understood that all such representations, warranties, covenants, indemnities and agreements shall be made by the Transferring Stockholder and each Tagging Stockholder severally and not jointly and that the aggregate amount of the liability of the Tagging Stockholder shall not exceed, except with respect to individual representations, warranties, covenants, indemnities and other agreements of the Tagging Stockholder as to the unencumbered title to its Company Shares and the power, authority and legal right to Transfer such Company Shares, such Tagging Stockholder’s pro rata share of any such liability to be determined in accordance with such Tagging Stockholder’s portion of the total number of Company Shares included in such Transfer; provided that, in any event the amount of liability of any Tagging Stockholder shall not exceed the proceeds such Tagging Stockholder received in connection with such Transfer. Each Tagging Stockholder shall be responsible for its proportionate share of the costs of the Proposed Transfer to the extent not paid or reimbursed by the Proposed Transferee or the Company.

(d) Notwithstanding the foregoing, this Section 4.04 shall not apply to (i) Transfers of Company Shares among the Sponsors or (ii) Transfers, within two years from the date hereof, by the Sponsors to strategic partners of the Company (a “Strategic Partner”) of an aggregate amount of up to ten percent (10%) of the outstanding Company Shares.

Section 4.05. Drag-Along Rights . (a) At any time both Sponsors agree to Transfer all or any portion of their Company Shares (such Sponsors, the “Selling Sponsors”) to a third party that is not an Affiliate of either Sponsor (such third party, the “Drag-Along Buyer”, and each such Transfer, a “Drag-Along Transfer”), such Selling Sponsors may compel each other Stockholder (together, the “Drag-Along Stockholders”) to Transfer its Pro Rata Portion of Company Shares in the Drag-Along Transfer on the same terms and conditions as those proposed by the Selling Sponsors

(b) The Selling Sponsors shall promptly give written notice (a “Drag-Along Notice”) to the Drag-Along Stockholders not later than three (3) Business Days prior to the consummation of the Drag-Along Transfer of any election by the Selling Sponsors to exercise its drag-along rights under this Section 4.05, setting forth the name and address of the Drag-Along Buyer, the total number of Company Shares proposed to be Transferred by the Selling Sponsors, the proposed amount and form of consideration for such Company Shares and all other material terms and conditions of the Drag-Along Transfer. In determining the proposed purchase price per share referred to in the immediately preceding sentence, there shall be taken into account (and the Members shall receive their Pro-Rata Portion of) any other consideration to be received from the Drag-Along Buyer, directly or indirectly, by the Selling Sponsors in connection with or relating to the Drag-Along Transfer. The Drag-Along Notice shall also specify each Drag-Along Stockholder’s Pro Rata Portion of the Company Shares to be Transferred and the estimated amount of the proceeds to be distributed to such Drag-Along Stockholder by the Company upon completion of the Drag-Along Transfer. To the extent of any liability or loss as a result of any representation, warranty, covenant, indemnity or agreement that a Drag-Along Stockholder may be required to agree to pursuant to this Article IV, the proceeds to which a Drag-Along Stockholder is entitled shall be reduced by the amount of such liability or loss based on such Drag-Along Stockholder’s Pro Rata Portion of the Company Shares and such liability or loss shall not exceed, except with respect to individual representations, warranties, covenants, indemnities and other agreements of the Drag-Along Stockholder as to the unencumbered title to its Company Shares and the power, authority and legal right to Transfer such Company Shares, such Drag-Along Stockholder’s pro rata share of any such liability to be determined in accordance with such Drag-Along Stockholder’s portion of the total number of Company Shares included in such Transfer; provided that, in any event the amount of liability of any Drag-Along Stockholder shall not exceed the proceeds such Drag-Along Stockholder received in connection with such Transfer. Each Drag-Along Stockholder shall also represent to the Company at such time that it has unencumbered title to its Company Shares; provided that the aggregate amount of liability for breach of any such representation, together with any reduction in proceeds pursuant to the prior sentence, shall not exceed the U.S. dollar value of the total proceeds to be paid to such Drag-Along Stockholder as a result of a Drag-Along Transfer.

(c) In the event that any such Transfer is structured as a merger, consolidation, or similar business combination, each Drag-Along Stockholder agrees to (i) vote in favor of the transaction, (ii) take such other action as may be required to effect such transaction (subject to Section 4.05(b)) and (iii) take all action to waive any dissenters, appraisal or other similar rights with respect thereto.

(d) Solely for purposes of Section 4.05(c)(i) and in order to secure the performance of each Stockholder’s obligations under Section 4.05(c)(i), each Stockholder hereby irrevocably appoints each other Stockholder that qualifies as a Drag-Along Proxy Holder (as defined below) the attorney-in-fact and proxy of such first Stockholder (with full power of substitution) to vote or provide a written consent with respect to its Company Shares as described in this paragraph if, and only in the event that, such Stockholder fails to vote or provide a written consent with respect to its Company Shares in accordance with the terms of Section 4.05(c)(i) (each such Stockholder, a “Breaching Drag-Along Stockholder”) within three (3) days of a request for such vote or written consent. Upon such failure, the Selling Sponsors shall have and are hereby irrevocably granted a proxy to vote or provide a written consent with respect to each such Breaching Drag-Along Stockholder’s Company Shares for the purposes of taking the actions required by Section 4.05(c)(i) (such Selling Stockholder, a “Drag-Along Proxy Holder”). Each Stockholder intends this proxy to be, and it shall be, irrevocable and coupled with an interest, and each Stockholder will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revoke any proxy previously granted by it with respect to the matters set forth in Section 4.05(c)(i) with respect to the Company Shares owned by such Stockholder. Notwithstanding the foregoing, the conditional proxy granted by this Section 4.05(d) shall be deemed to be revoked upon the termination of this Article IV in accordance with its terms.

(e) The provisions of this Section 4.05 shall not apply to Transfers of Company Shares among the Sponsors or any of their Affiliates.

Section 4.06. Rights and Obligations of Transferees. Any Transferee of Company Shares (including any Permitted Transferee) shall be required, at the time of and as a condition to such Transfer, to become a party to this Agreement by executing and delivering such agreements, documents or instruments as may be necessary, in the reasonable opinion of the Board of Directors, to make such Person a party thereto, whereupon such Transferee will be treated as, and admitted as, a Member for all purposes of this Agreement.

Section 4.07. Preemptive Rights. (a) If, subject to Section 4.07(d), at any time prior to the Initial Public Offering, the Company or any of its controlled Affiliates proposes to issue additional Company Shares, any warrants, options or other rights to acquire Company Shares, debt securities that are convertible into Company Shares or any other equity securities of the Company or its controlled Affiliates (the “Participation Shares”), the Company shall provide written notice to each Stockholder of such anticipated issuance no later than ten (10) days prior to the anticipated issuance date. Such notice shall set forth the principal terms and conditions of the issuance, including the proposed purchase price for the new Participation Shares, and the Pro Rata Portion of such new Participation Shares which the Stockholder to which the notice is directed may purchase in connection with such issuance. Each Stockholder shall have the right to purchase (and, with respect to the Co-Investment Entities, to the extent required pursuant to the preemptive obligations in the operating agreement of such Co-Investment Entity shall elect its right to participate to the extent permitted in such operating agreement) up to its Pro Rata Portion of such new Participation Shares (which in the case of an issuance of Participation Shares by a controlled Affiliate of the Company will be determined on a “look-through” basis) at the price and on the terms and conditions specified in the Company’s notice by delivering an irrevocable written notice to the Company no later than ten (10) days from the date such notice is delivered to such Stockholder, at the price and upon the terms specified in such notice, by delivering an irrevocable written notice to the Company setting out the number of new Participation Shares with respect to which such right is exercised. Such notice shall also include the maximum number of new Participation Shares the Stockholder would be willing to purchase in the event any other Stockholder elects to purchase less than its Pro Rata Portion of such Participation Shares. If any Stockholder fails to elect to purchase its full Pro Rata Portion of such new Participation Shares, the Company shall allocate any remaining amount among those Stockholders (pro rata in accordance with the Company Shares then held by each such Stockholder relative to the aggregate number of Company Shares held by all Stockholders participating in issuance of Participation Shares and by any employee stockholders of the Company exercising “preemptive” or similar rights) who have indicated in their notice to the Company a desire to purchase new Participation Shares in excess of their respective Pro Rata Portions (it being understood that if Stockholders elect to purchase more new Participation Shares than remain available for sale, such allocation shall be made pro rata in accordance with the Company Shares then held by each such Stockholder relative to the aggregate number of Company Shares held by all Stockholders participating in issuance of Participation Shares and by any employee stockholders of the Company exercising “preemptive” or similar rights;

provided that in the case of a Co-Investment Entity, such allocation shall not be in excess of the maximum number of Newly Issued Securities each such Member (as such terms are defined in the operating agreement of such Co-Investment Entity) is willing to purchase as set forth in such notice); provided that no Stockholder shall be required to purchase more Participation Shares than the maximum number set forth in such Stockholder’s irrevocable written notice.

(b) In the event Stockholders do not purchase all such new Participation Shares in accordance with the procedures set forth in Section 4.07(a), the Company shall have sixty (60) days after the expiration of the ten (10) day period to sell to other Persons (including other Stockholders) the remaining new Participation Shares at the price and on the terms and conditions specified in the Company’s notice to the Stockholders pursuant to Section 4.07(a). If the Company fails to sell such Participation Shares within sixty (60) days of the anticipated issuance date provided in the notice given to Stockholders pursuant to Section 4.07(a), the Company shall not thereafter issue or sell any Participation Shares without first offering such Participation Shares to the Stockholders in the manner provided in Section 4.07(a).

(c) If any Stockholder does not deliver such a notice of election within such ten (10) day period, such Stockholder shall be deemed to have irrevocably waived any and all rights under this Section 4.07 with respect to the purchase of such Participation Shares (but not with respect to future issuances in accordance with this Section 4.07). Any sale of such securities by the Company without first giving the Stockholders the rights described in this Section 4.07 shall be void and of no force and effect.

(d) Notwithstanding the foregoing, this Section 4.07 shall not apply to any issuance of Company Shares that (i) (x) is approved by the Board of Directors and (y) is made (A) to a Strategic Partner, (B) in or to fund an acquisition or property development project by the Company or its Affiliates or an entity in which the Company or its Affiliates holds a direct or indirect interest, or (C) to employees of the Company, or (ii) are Company Shares in an aggregate amount of up to ten percent (10%) of the outstanding Company Shares, issued to the Sponsors or their Affiliates in exchange for a cash reimbursement of the cash used by the Company to pay a portion of the merger consideration at the Effective Time, within sixty (60) days of the Closing Date (subject to reasonable delays in the event of late receipt of required regulatory approvals), at the same price, on a per share basis, as the Company Shares issued to each Stockholder at the Effective Time.

ARTICLE V

REGISTRATION RIGHTS

Section 5.01. Demand Registration.

(a) Demand by the Sponsors. If, after the Effectiveness Date, there is no currently effective Shelf Registration Statement on file with the SEC, a Sponsor beneficially owning (together with its Affiliates), directly or indirectly, in the aggregate, not less than five percent (5%) of the Registrable Securities then outstanding may make a written request to the Company for Registration of all or part of the Registrable Securities held by such Sponsor (a “Demanding Sponsor”) (i) on Form S-1 or any similar long-form registration statement (a

“Long-Form Registration”) or (ii) on Form S-3 or any similar short-form registration statement (a “Short-Form Registration Statement”) if the Company is qualified to use such short form. Any such requested Long-Form Registration or Short-Form Registration shall hereinafter be referred to as a “Demand Registration.” Each request for a Demand Registration shall specify the kind and aggregate amount of Registrable Securities to be Registered and the intended methods of disposition thereof. Within (i) ninety (90) days in the case of a request for a Long-Form Registration or (ii) thirty (30) days in the case of a request for a Short-Form Registration, the Company shall file a Registration Statement relating to such Demand Registration (a “Demand Registration Statement”), and shall use its reasonable best efforts to cause such Demand Registration Statement to promptly be declared effective under (x) the Securities Act and (y) the “Blue Sky” laws of such jurisdictions as any Participating Stockholder or any underwriter, if any, reasonably requests.

(b) Limitation on Demand Registrations. Each Sponsor shall have the right to request up to three (3) Long-Form Registrations and an unlimited number of Short-Form Registrations. Notwithstanding the foregoing, (i) each Sponsor may request no more than (A) three (3) Demand Registrations in any twelve (12) -month period or (B) more than one (1) Demand Registration in any three (3) -month period and (ii) in no event shall the Company be required to effect more than three (3) Demand Registrations in any twelve (12) -month period. The limitations on Demand Registrations in this Section 5.01(b) shall not apply to any Demand Registrations agreed upon by the Sponsors that are in excess of such limitations.

(c) Demand Withdrawal. A Demanding Sponsor and any other Stockholder that has requested its Registrable Securities be included in a Demand Registration pursuant to Section 5.01(e) may withdraw all or any portion of its Registrable Securities from a Demand Registration at any time prior to the effectiveness of the applicable Demand Registration Statement. Upon receipt of a notice to such effect from the Demanding Sponsor with respect to all of its Registrable Securities, the Company shall cease all efforts to secure effectiveness of the applicable Demand Registration Statement and such Registration nonetheless shall be deemed a Demand Registration with respect to such Demanding Sponsor for purposes of Section 5.01(b) unless (i) the withdrawing Demanding Sponsor shall have paid or reimbursed the Company for its pro rata share of all reasonable and documented out-of-pocket fees and expenses incurred by the Company in connection with the Registration of such Demanding Sponsor’s withdrawn Registrable Securities (based on the number of securities the Demanding Sponsor sought to register, as compared to the total number of securities included on such Demand Registration Statement) or (ii) the withdrawal is made following the occurrence of a Material Adverse Change or because the Registration would require the Company to make an Adverse Disclosure. In addition, if the Company receives a Demand Registration and the Company is then in the process of preparing to engage in a Company Public Sale, the Company shall inform the Demanding Sponsor of the Company’s intention to engage in a Company Public Sale and may require the Demanding Sponsor to withdraw such Registration Request for a period of up to 120 days so that the Company may complete the Company Public Sale. In the event that the Company ceases to pursue such Company Public Sale, it shall promptly inform the Demanding Sponsor and the Demanding Sponsor shall be permitted to submit a new Registration Request. The foregoing shall be without prejudice to any rights of the Demanding Sponsor pursuant to Section 5.01.

(d) Effective Registration. The Company shall be deemed to have effected a Demand Registration if the Demand Registration Statement is declared effective by the SEC and remains effective for not less than one hundred eighty (180) days (or such shorter period as shall terminate when all Registrable Securities covered by such Demand Registration Statement have been sold or withdrawn), or if such Registration Statement relates to an Underwritten Offering, such longer period as, in the opinion of counsel for the underwriter or underwriters, a Prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer (the applicable period, the “Demand Period”). No Demand Registration shall be deemed to have been effected if (i) during the Demand Period such Registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court or (ii) the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such Registration are not satisfied other than by reason of a wrongful act, misrepresentation or breach of such applicable underwriting agreement by the Demanding Sponsor. The Company shall use its reasonable best efforts to keep any Registration Statement filed in response to a Registration Request effective for as long as is necessary for the Demanding Sponsor to dispose of the covered securities.

(e) Demand Notice. Promptly upon receipt of any request for a Demand Registration pursuant to Section 5.01(a) (but in no event more than five (5) Business Days thereafter), the Company shall deliver a written notice (a “Demand Notice”) of any such Registration request to all other Stockholders, and the Company shall include in such Demand Registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) Business Days after the date that the Demand Notice has been delivered. All requests made pursuant to this Section 5.01(e) shall specify the aggregate amount of Registrable Securities to be registered and the intended method of distribution of such securities. At any time prior to the Registration, the Demanding Sponsor may revoke such request, without liability to any of the other Demanding Sponsor, by providing a notice to the Company revoking such request.

(f) Delay in Filing; Suspension of Registration. If the filing, initial effectiveness or continued use of a Demand Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Stockholders, delay the filing or initial effectiveness of, or suspend use of, the Demand Registration Statement (a “Demand Suspension”); provided, however, that the Company shall not be permitted to exercise a Demand Suspension or Shelf Suspension (as defined in Section 5.02(d)) (i) more than once during any twelve (12)-month period, or (ii) for a period exceeding thirty (30) days on any one occasion. In the case of a Demand Suspension, the Stockholders agree to suspend use of the applicable Prospectus in connection with any sale or purchase, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify the Stockholders upon the termination of any Demand Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Stockholders such numbers of copies of the Prospectus as so amended or supplemented as the Stockholders may reasonably request. The Company agrees, if necessary, to supplement or make amendments to the Demand Registration Statement, if required by the registration form used by the Company for the Demand Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Demanding Sponsor.

(g) Underwritten Offering. If a Demanding Sponsor so requests in connection with an offering with estimated gross proceeds of at least $500,000,000, an offering of Registrable Securities pursuant to a Demand Registration shall be in the form of an Underwritten Offering, and such Demanding Sponsor shall have the right to select the managing underwriter or underwriters to administer the offering; provided that such managing underwriter or underwriters shall be reasonably acceptable to the Company and the other Sponsor.

(h) Priority of Demand Registrations. If the managing underwriter or underwriters of a proposed Underwritten Offering of the Registrable Securities included in a Demand Registration (or, in the case of a Demand Registration not being underwritten, the Sponsors), advise the Board of Directors in writing that, in its or their opinion, the number of securities requested to be included in such Demand Registration exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the securities to be included in such Demand Registration shall be allocated, (i) first, pro rata among the Stockholders (including the Demanding Sponsor) that have requested to participate in such Demand Registration based on the relative number of Registrable Securities then held by each such Stockholder (provided that any securities thereby allocated to a Stockholder that exceed such Stockholder’s request shall be reallocated among the remaining requesting Stockholders in like manner) and (ii) next, and only if all the securities referred to in clause (i) have been included, the number of securities that the Company proposes to include in such Registration that, in the opinion of the managing underwriter or underwriters (or the Sponsors, as the case may be) can be sold without having such adverse effect.

(i) In the event any Stockholder requests to participate in a registration pursuant to this Section 5.01 in connection with a distribution of Registrable Securities to its partners or members, the registration shall provide for resale by such partners or members, if requested by the Stockholder.

(j) The Co-Investment Entities shall be entitled to participate in any Registration Request subject to the terms and conditions set forth in Section 5.03.

Section 5.02. Shelf Registration.

(a) Filing. After the Effectiveness Date, as promptly as practicable following a request as may be made from time to time by one or more Sponsors beneficially owning (together with its Affiliates), directly or indirectly, in the aggregate, not less than five percent (5%) of the Registrable Securities then outstanding, the Company shall file with the SEC a Shelf Registration Statement relating to the offer and sale by Stockholders from time to time of the number of Registrable Securities specified in the requests of the Sponsor(s) pursuant to this Section 5.02 and the other Stockholders pursuant to Section 5.02(c) in accordance with the methods of distribution elected by the participating Sponsor(s) and set forth in the Shelf Registration Statement and, as promptly as practicable thereafter, shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities

Act; provided that any request to file a Shelf Registration Statement on Form S-1 (or any successor form thereto) must be made by Apollo and TPG together. If a Sponsor makes a request pursuant to this Section 5.02(a) to file a Shelf Registration Statement and the other Sponsor did not join in such request, the Company shall promptly (and, in any event, within five (5) Business Days) notify the other Sponsor. No later than ten (10) Business Days after the receipt of the initial request to file a Shelf Registration Statement pursuant to this Section 5.02(a), each Sponsor shall notify the Company in writing the number of its Registrable Securities (if any) that such Sponsor is requesting to be registered on such Shelf Registration Statement. At any time prior to or after the filing of a Shelf Registration Statement, either of the Sponsors may request that the number of its Registrable Securities (if any) previously requested to be registered on such Shelf Registration Statement be increased to a larger number of its Registrable Securities and the Company shall thereafter use its reasonable best efforts to effect such increase for such Shelf Registration Statement as promptly as practicable thereafter. The aggregate number of Registrable Securities that the Sponsors request to be so registered on such Shelf Registration Statement (as increased from time to time at the election of either of the Sponsors pursuant to the immediately foregoing sentence) shall be referred to in this Section 5.02 as the “Sponsor Shelf Registration Amount.” If, on the date of any such request, the Company does not qualify to file a Shelf Registration Statement under the Securities Act, the provisions of this Section 5.02 shall not apply, and the provisions of Section 5.01 shall apply instead.

(b) Continued Effectiveness. The Company shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by Stockholders until the earlier of (i) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement or another registration statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder) and (ii) the date as of which each of the Stockholders is permitted to sell its Registrable Securities without Registration pursuant to Rule 144 under the Securities Act without volume limitation or other restrictions on transfer thereunder (such period of effectiveness, the “Shelf Period”). Subject to Section 5.02(d), the Company shall not be deemed to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the Shelf Period if the Company voluntarily takes any action or omits to take any action that would result in Stockholders of Registrable Securities covered thereby not being able to offer and sell any Registrable Securities pursuant to such Shelf Registration Statement during the Shelf Period, unless such action or omission is required by applicable law.

(c) Shelf Notice. Promptly upon receipt of any request by a Sponsor to file a Shelf Registration Statement or any request by a Sponsor to increase the number of its Registrable Securities registered on such Shelf Registration Statement pursuant to Section 5.02(a) (but in no event more than five (5) Business Days thereafter), the Company shall deliver a written notice (a “Shelf Notice”) of any such request to all non-Sponsor Stockholders specifying the Sponsor Shelf Registration Amount. Each Stockholder shall have the right to (and, with respect to the Co-Investment Entities, to the extent required pursuant to the piggyback obligations in the operating agreement of such Co-Investment Entity shall elect its right to participate) include in such registration up to its Pro Rata Portion of Registrable Securities by delivering an irrevocable written notice to the Company specifying the number of Registrable

Securities such Stockholder desires to so include no later than ten (10) Business Days of the delivery of the Shelf Notice, and the Company shall include in such registration the number of Registrable Securities for which the Company receives written notice in accordance with this provision.

(d) Suspension of Registration. If the continued use of such Shelf Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Stockholders, suspend use of the Shelf Registration Statement (a “Shelf Suspension”); provided that the Company shall not be permitted to exercise a Shelf Suspension or Demand Suspension (i) more than one time during any twelve (12)-month period, or (ii) for a period exceeding thirty (30) days on any one occasion. In the case of a Shelf Suspension, the Stockholders agree to suspend use of the applicable Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify the Stockholders upon the termination of any Shelf Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Stockholders such numbers of copies of the Prospectus as so amended or supplemented as the Stockholders may reasonably request. The Company agrees, if necessary, to supplement or make amendments to the Shelf Registration Statement, if required by the registration form used by the Company for the Shelf Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Sponsors.

(e) Underwritten Offering. If a Sponsor holding, directly or indirectly, in the aggregate, not less than five percent (5%) of the Registrable Securities then outstanding so elects in connection with an offering with estimated gross proceeds of at least $500,000,000, an offering of Registrable Securities pursuant to the Shelf Registration Statement shall be in the form of an Underwritten Offering, and the Company shall amend or supplement the Shelf Registration Statement for such purpose, such Sponsor shall have the right to select the managing underwriter or underwriters to administer such offering; provided that such managing underwriter or underwriters shall be reasonably acceptable to the Company and the other Sponsor. Each Stockholder shall have the right to (and, with respect to the Co-Investment Entities, to the extent required pursuant to the piggyback obligations in the operating agreement of such Co-Investment Entity shall elect its right to participate) include in such offering up to its Pro Rata Portion of Registrable Securities in the manner described in Section 5.02(c). The provisions of Section 5.01(h) shall apply to any underwritten offering pursuant to this Section 5.02(e).

Section 5.03. Piggyback Registration.

(a) Participation. If the Company at any time proposes to file a Registration Statement under the Securities Act with respect to any offering, including the Initial Public Offering, of its equity securities for its own account or for the account of any other Persons (other than (i) a registration incidental to an issuance of debt securities under Rule 144A, (ii) a Registration on Form S-4 or S-8 or any successor form to such Forms, or (iii) a Registration of securities solely relating to an offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement, a dividend reinvestment plan, or a merger or consolidation) (a “Company Public Sale”), then, as soon as reasonably practicable, the Company shall give written notice of such proposed filing to the Stockholders, and such notice shall offer the Stockholders the opportunity to Register under such Registration Statement such number of Registrable Securities as each such Stockholder may request in writing (a “Piggyback Registration”); provided, however, that the Co-Investor Entities shall only have such rights to Piggyback Registration with respect to a Company Public Sale in which a Sponsor is participating as a selling stockholder. Subject to Section 5.03(b), the Company shall include in such Registration Statement all such Registrable Securities that are requested to be included therein within fifteen (15) days after the receipt by such Stockholders of any such notice (or ten (10) Business Days in the case of a Shelf Notice) (and, with respect to the Co-Investment Entities, such Co-Investment entities shall elect to include Registrable Securities to the extent required pursuant to the piggyback obligations in the operating agreement of such Co-Investment Entity); provided that if at any time after giving written notice of its intention to Register any securities and prior to the effective date of the Registration Statement filed in connection with such Registration, the Company shall determine for any reason not to Register or to delay Registration of such securities, the Company shall give written notice of such determination to each Stockholder and, thereupon, (i) in the case of a determination not to Register, shall be relieved of its obligation to Register any Registrable Securities in connection with such Registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of the Sponsors to request that such Registration be effected as a Demand Registration under Section 5.01, and (ii) in the case of a determination to delay Registering, in the absence of a request for a Demand Registration, shall be permitted to delay Registering any Registrable Securities, for the same period as the delay in Registering such other securities. If the offering pursuant to such Registration Statement is to be underwritten, then each Stockholder making a request for a Piggyback Registration pursuant to this Section 5.03(a) must, and the Company shall make such arrangements with the managing underwriter or underwriters so that each such Stockholder may, participate in such Underwritten Offering. If the offering pursuant to such Registration Statement is to be on any other basis, then each Stockholder making a request for a Piggyback Registration pursuant to this Section 5.03(a) must, and the Company shall make such arrangements so that each such Stockholder may, participate in such offering on such basis. Each Stockholder shall be permitted to withdraw all or part of its Registrable Securities from a Piggyback Registration at any time prior to the effectiveness of such Registration Statement.

(b) Priority of Piggyback Registration. If the managing underwriter or underwriters of any proposed Underwritten Offering of Registrable Securities included in a Piggyback Registration informs the Company and the Stockholders of Registrable Securities in writing that, in its or their opinion, the number of securities which such Stockholders and any other Persons intend to include in such Piggyback Registration exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Piggyback Registration shall be (i) first, 100% of the securities proposed to be sold in such Piggyback Registration by the Company or (subject to Section 5.07) any Person (other than a Stockholder) exercising a contractual right to demand Registration, as the case may be, proposes to sell, and (ii) second, and only if all the securities referred to in clause (i) have been included, the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect, with such number to be allocated pro rata among the Stockholders that have requested to participate in such Registration based on the relative number of Registrable Securities then held by each such Stockholder (provided that any securities thereby allocated to a Stockholder that exceed such Stockholder’s request shall be reallocated among the remaining requesting Stockholders in like manner) and (iii) third, and only if all of the Registrable Securities referred to in clause (ii) have been included in such Registration, any other securities eligible for inclusion in such Registration.

(c) No Effect on Demand Registrations. No Registration of Registrable Securities effected pursuant to a request under this Section 5.03 shall be deemed to have been effected pursuant to Sections 5.01 and 5.02 or shall relieve the Company of its obligations under Section 5.01 or 5.02.

Section 5.04. Black-out Periods.

(a) Black-out Periods for Stockholders. In the event of a Company Public Sale of the Company’s equity securities in an Underwritten Offering, the Stockholders agree, if requested by the managing underwriter or underwriters in such Underwritten Offering and agreed to by both Sponsors, not to effect any public sale or distribution of any securities (except, in each case, as part of the applicable Registration, if permitted) that are the same as or similar to those being Registered in connection with such Company Public Sale, or any securities convertible into or exchangeable or exercisable for such securities, during the period beginning seven (7) days before and ending one hundred eighty (180) days (in the event of the Company’s Initial Public Offering) or ninety (90) days (in the event of any other Company Public Sale) (or, in either case, such lesser period as may be permitted by the Company or such managing underwriter or underwriters) after the effective date of the Registration Statement filed in connection with such Registration, to the extent timely notified in writing by the Company or the managing underwriter or underwriters; provided, however, such restrictions shall not apply to (i) securities acquired in the public market subsequent to the Initial Public Offering, (ii) distributions-in-kind to a Stockholder’s partners or members and (iii) Transfers to Affiliates but only if such Affiliates agree to be bound by the restrictions herein.

(b) Black-out Period for the Company and Others. In the case of a Registration of Registrable Securities pursuant to Section 5.01 or 5.02 for an Underwritten Offering, the Company and the Stockholders agree, if requested by the participating Sponsors or the managing underwriter or underwriters with respect to such Registration, not to effect any public sale or distribution of any securities that are the same as or similar to those being Registered, or any securities convertible into or exchangeable or exercisable for such securities, during the period beginning seven (7) days before, and ending ninety (90) days (or such lesser period as may be permitted by the participating Sponsors or such managing underwriter or underwriters) after, the effective date of the Registration Statement filed in connection with such Registration (or, in the case of an offering under a Shelf Registration Statement, the date of the closing under the underwriting agreement in connection therewith), to the extent timely notified in writing by the Sponsors or the managing underwriter or underwriters. Notwithstanding the foregoing, the Company may effect a public sale or distribution of securities of the type described above and during the periods described above if such sale or distribution is made as part of any Registration of securities for offering and sale to employees or directors of the

Company pursuant to any employee stock plan or other employee benefit plan arrangement. The Company agrees to use its reasonable best efforts to obtain from each Stockholder of restricted securities of the Company which securities are the same as or similar to the Registrable Securities being Registered, or any restricted securities convertible into or exchangeable or exercisable for any of such securities, an agreement not to effect any public sale or distribution of such securities during any such period referred to in this paragraph, except as part of any such Registration, if permitted. Without limiting the foregoing (but subject to Section 5.07), if after the date hereof the Company grants any Person (other than a Stockholder) any rights to demand or participate in a Registration, the Company agrees that the agreement with respect thereto shall include such Person’s agreement to comply with any black-out period required by this Section as if it were a Stockholder hereunder.

Section 5.05. Registration Procedures.

(a) In connection with the Company’s Registration obligations under Sections 5.01, 5.02 and 5.03, the Company shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Company shall:

(i) prepare the required Registration Statement including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing a Registration Statement or Prospectus, or any amendments or supplements thereto, (x) furnish to the underwriters, if any, and to Participating Stockholders, copies of all documents prepared to be filed, which documents shall be subject to the review of such underwriters and such Stockholders and their respective counsel and (y) except in the case of a Registration under Section 5.03, not file any Registration Statement or Prospectus or amendments or supplements thereto to which the Sponsors or the underwriters, if any, shall reasonably object;

(ii) as soon as reasonably practicable (in the case of a Demand Registration or Shelf Registration, no later than thirty (30) days after a request for a Demand Registration or Shelf Registration on Form S-3 or ninety (90) days after a request for a Demand Registration or Shelf Registration on Form S-1) file with the SEC a Registration Statement relating to the Registrable Securities including all exhibits and financial statements required by the SEC to be filed therewith, and use its reasonable best efforts to cause such Registration Statement to become effective under the Securities Act as soon as practicable;

(iii) prepare and file with the SEC such pre- and post-effective amendments to such Registration Statement and supplements to the Prospectus as may be (x) reasonably requested by a Sponsor, (y) reasonably requested by any other Participating Stockholder (to the extent such request relates to information relating to such Stockholder), or (z) necessary to keep such Registration effective for the period of time required by this Agreement, and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;

(iv) notify the Participating Stockholders and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (a) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable Prospectus or any amendment or supplement to such Prospectus has been filed, (b) of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement or such Prospectus or for additional information, (c) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final Prospectus or the initiation or threatening of any proceedings for such purposes, (d) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct in all material respects, and (e) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(v) promptly notify the Participating Stockholders and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the applicable Registration Statement or the Prospectus included in such Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus and any preliminary Prospectus, in light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the Participating Stockholders and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement or Prospectus which shall correct such misstatement or omission or effect such compliance;

(vi) use its reasonable best efforts to prevent, or obtain the withdrawal of, any stop order or other order suspending the use of any preliminary or final Prospectus;

(vii) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters and the Sponsors agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, and make all required filings of such

Prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(viii) furnish to each Participating Stockholder and each underwriter, if any, without charge, as many conformed copies as such Stockholder or underwriter may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(ix) deliver to each Participating Stockholder and each underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Stockholder or underwriter may reasonably request (it being understood that the Company consents to the use of such Prospectus or any amendment or supplement thereto by such Stockholder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto) and such other documents as such Stockholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such Stockholder or underwriter;

(x) on or prior to the date on which the applicable Registration Statement is declared effective, use its reasonable best efforts to register or qualify, and cooperate with the Participating Stockholders, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction of the United States as any Participating Stockholder or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for such period as required by Section 5.01(d) or 5.02(b), whichever is applicable; provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(xi) cooperate with the Participating Stockholders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

(xii) use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

(xiii) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company;

(xiv) make such representations and warranties to the Participating Stockholders and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in secondary underwritten public offerings;

(xv) enter into such customary agreements (including underwriting and indemnification agreements) and take all such other actions as the Sponsors or the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the registration and disposition of such Registrable Securities;

(xvi) obtain for delivery to the Participating Stockholders and to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Company dated the effective date of the Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such Stockholders or underwriters, as the case may be, and their respective counsel;

(xvii) in the case of an Underwritten Offering, obtain for delivery to the Company and the managing underwriter or underwriters, with copies to the Participating Stockholders, a cold comfort letter from the Company’s independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

(xviii) cooperate with each Participating Stockholder and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xix) use its reasonable best efforts to comply with all applicable securities laws and make available to its security Stockholders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(xx) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(xxi) use its best efforts to cause all Registrable Securities covered by the applicable Registration Statement to be listed on each securities exchange on which any of the Company’s securities are then listed or quoted and on each inter-dealer quotation system on which any of the Company’s securities are then quoted;

(xxii) make available upon reasonable notice at reasonable times and for reasonable periods for inspection by the Sponsors, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by the Sponsors or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such Person in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility; provided that any such Person gaining access to information regarding the Company pursuant to this Section 5.05(a)(xxii) shall agree to hold in strict confidence and shall not make any disclosure or use any information regarding the Company that the Company determines in good faith to be confidential, and of which determination such Person is notified, unless (w) the release of such information is requested or required (by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process), (x) such information is or becomes publicly known other than through a breach of this or any other agreement of which such Person has knowledge, (y) such information is or becomes available to such Person on a non-confidential basis from a source other than the Company or (z) such information is independently developed by such Person; and

(xxiii) in the case of an Underwritten Offering, cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any such Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto.

(b) The Company may require each Participating Stockholder to furnish to the Company such information regarding the distribution of such securities and such other information relating to such Stockholder and its ownership of Registrable Securities as the Company may from time to time reasonably request in writing. Each Participating Stockholder agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

(c) Each Participating Stockholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.05(a)(v), such Stockholder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until such Stockholder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5.05(a)(v), or until such Stockholder is advised in writing by the Company that the use of the Prospectus may be resumed, and if so directed by the Company, such Stockholder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Stockholder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus contemplated by Section 5.05(a)(v) or is advised in writing by the Company that the use of the Prospectus may be resumed.

Section 5.06. Underwritten Offerings.

(a) Demand and Shelf Registrations. If requested by the underwriters for any Underwritten Offering requested by the Sponsors pursuant to a Registration under Section 5.01 or 5.02, the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, the Sponsors and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including indemnities no less favorable to the recipient thereof than those provided in Section 5.09. The Participating Stockholders shall cooperate with the Company in the negotiation of such underwriting agreement and shall give consideration to the reasonable suggestions of the Company regarding the form thereof. Such Stockholders shall be parties to such underwriting agreement, which underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Stockholders as are customarily made by issuers to selling holders in secondary underwritten public offerings and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Stockholders. Such Stockholders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Stockholders, such Stockholder’s title to the Registrable Securities, such Stockholder’s intended method of distribution and any other representations required to be made by such Stockholder (provided that any such representation shall be made on a several basis) under applicable law, and the aggregate amount of the liability of such Stockholder shall not exceed such Stockholder’s net proceeds from such Underwritten Offering.

(b) Piggyback Registrations. If the Company proposes to register any of its securities under the Securities Act as contemplated by Section 5.03 and such securities are to be distributed in an Underwritten Offering through one or more underwriters, the Company shall, if requested by any Stockholder pursuant to Section 5.03 and subject to the provisions of Section 5.03(b), use its reasonable best efforts to arrange for such underwriters to include on the same terms and conditions that apply to the other sellers in such Registration all the Registrable Securities to be offered and sold by such Stockholder among the securities of the Company to be distributed by such underwriters in such Registration. The Participating Stockholders shall be parties to the underwriting agreement between the Company and such underwriters, which underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Stockholders as are customarily made by issuers to selling holders in secondary underwritten public offerings and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Stockholders. Any such Stockholder shall not be required to make any representations or warranties to, or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Stockholder, such Stockholder’s title to the Registrable Securities and such Stockholder’s intended method of distribution or any other representations required to be made by such Stockholder under applicable law, and the aggregate amount of the liability of such Stockholder shall not exceed such Stockholder’s net proceeds from such Underwritten Offering.

(c) Participation in Underwritten Registrations. Subject to provisions of Sections 5.06(a) and (b) above, no Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

(d) Price and Underwriting Discounts. In the case of an Underwritten Offering under Section 5.01 or 5.02, the price, underwriting discount and other financial terms for the Registrable Securities shall be determined by the Demanding Sponsor(s) (or, in the case of a Shelf Registration, the Sponsor(s) selling Registrable Securities under the Shelf Registration Statement). In addition, in the case of any Underwritten Offering, each of the Stockholders may withdraw their request to participate in the registration pursuant to Section 5.01, 5.02 or 5.03 after being advised of such price, discount and other terms and shall not be required to enter into any agreements or documentation that would require otherwise.

Section 5.07. No Inconsistent Agreements; Additional Rights. The Company shall not hereafter enter into, and is not currently a party to, any agreement with respect to its securities that is inconsistent with the rights granted to the Stockholders by this Agreement. Without the consent of the Sponsors, the Company shall not enter into any agreement granting registration or similar rights to any Person.

Section 5.08. Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement shall be paid by the Company, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or FINRA, (ii) all fees and expenses in connection with compliance with any securities or “Blue Sky” laws, (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (vii) all applicable rating agency fees with respect to the Registrable Securities, (viii) all reasonable fees and disbursements of legal counsel for each Sponsor participating in such Registration (or, in the case of a Shelf Registration, each Sponsor selling Registrable Securities under the Shelf Registration Statement), (ix) all fees and expenses of accountants selected by the Demanding Sponsor (or, in the case of a Shelf Registration, the Stockholder selling Registrable Securities under the Shelf Registration Statement), (x) any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, (xi) all fees and expenses of any special experts or other Persons retained by the Company in connection with any Registration, (xii) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties) and (xiii) all expenses related to the “road-show” for any underwritten offering, including all travel, meals and lodging. All such expenses are referred to herein as “Registration Expenses.” The Company shall not be required to pay underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities.

Section 5.09. Indemnification.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Stockholder, each member, limited partner or general partner thereof, each member, limited partner or general partner of each such member, limited or general partner, each of their respective Affiliates, officers, directors, stockholders, employees, advisors, and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons and each of their respective Representatives from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a “Loss” and collectively “Losses”) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof, supplement thereto or any documents incorporated by reference therein) or any other disclosure document produced by or on behalf of the Company or any of its subsidiaries including, without limitation, reports and other documents filed under the Exchange Act, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading or (iii) any actions or inactions or proceedings in respect of the foregoing whether or not such indemnified party is a party thereto; provided that the Company shall not be liable to any particular indemnified party (A) to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement or other document in reliance upon and in conformity with written information furnished to the Company by such indemnified party expressly for use in the preparation thereof or (B) to the extent that any such Loss arises out of or is based upon an untrue statement or omission in a preliminary Prospectus relating to Registrable Securities, if a Prospectus (as then amended or supplemented) that would have cured the defect was furnished to the indemnified party from whom the Person asserting the claim giving rise to such Loss purchased Registrable Securities at least five (5) days prior to the written confirmation of the sale of the Registrable Securities to such Person and a copy of such Prospectus (as amended and supplemented) was not sent or given by or on behalf of such indemnified party to such Person at or prior to the written confirmation of the sale of the Registrable Securities to such Person. This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Stockholder or any indemnified party and shall survive the transfer of such securities by such Stockholder. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the indemnified parties.

(b) Indemnification by the Participating Stockholders. Each Participating Stockholder agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) from and against any Losses resulting from (i) any untrue statement of a material fact in any Registration Statement under which such Registrable Securities were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, in each case, to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by such Stockholder to the Company specifically for inclusion in such Registration Statement and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting the claim. In no event shall the liability of such Stockholder hereunder be greater in amount than the dollar amount of the net proceeds received by such Stockholder under the sale of Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above (with appropriate modification) with respect to information furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement.

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually prejudiced by reason of such delay or failure) and

(ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (C) the indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (D) in the reasonable judgment of any such Person (based upon advice of its counsel) a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the consent of the indemnified party. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation without the prior written consent of such indemnified party. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld. It is understood that the indemnifying party or parties shall not, except as specifically set forth in this Section 5.09(c), in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm admitted to practice in such jurisdiction at any one time unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) an indemnified party has reasonably concluded (based on the advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties or (z) a conflict or potential conflict exists or may exist (based upon advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

(d) Contribution. If for any reason the indemnification provided for in paragraphs (a) and (b) of this Section 5.09 is unavailable to an indemnified party or insufficient in respect of any Losses referred to therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party or parties on the other hand in connection with the acts, statements or omissions that resulted in such losses, as well as any other relevant equitable considerations. In connection with any Registration Statement filed with the SEC by the Company, the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’

relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 5.09(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 5.09(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party as a result of the Losses referred to in Sections 5.09(a) and 5.09(b) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5.09(d), in connection with any Registration Statement filed by the Company, a Participating Stockholder shall not be required to contribute any amount in excess of the dollar amount of the net proceeds received by such Stockholder under the sale of Registrable Securities giving rise to such contribution obligation less any amounts paid by such Stockholder pursuant to Section 5.09(b). If indemnification is available under this Section 5.09, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 5.09(a) and 5.09(b) hereof without regard to the provisions of this Section 5.09(d). The remedies provided for in this Section 5.09 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

Section 5.10. Rules 144 and 144A and Regulation S. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the reasonable request of the Sponsors, make publicly available such necessary information for so long as necessary to permit sales pursuant to Rules 144, 144A or Regulation S under the Securities Act), and it will take such further action as the Sponsors may reasonably request, all to the extent required from time to time to enable the Sponsors to sell Registrable Securities without Registration under the Securities Act within the limitation of the exemptions provided by (i) Rules 144, 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the reasonable request of a Stockholder, the Company will deliver to such Stockholder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

ARTICLE VI

GENERAL PROVISIONS

Section 6.01. Waivers. No waiver of any breach of any of the terms of this Agreement shall be effective unless such waiver is made expressly in writing and executed and delivered by the party against whom such waiver is claimed. No waiver of any breach shall be deemed to be a further or continuing waiver of such breach or a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

Section 6.02. Conflicts of Interest; Transactions with Affiliates. (a) Subject to the other express provisions of this Agreement or except as otherwise expressly agreed in writing, the Sponsors, each other Stockholder and the officers of the Company at any time and from time to time may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ones in competition with the Company, with no obligation to offer to the Company, the Sponsors or any other Stockholder or officer the right to participate therein. The Sponsors and the officers of the Company may invest in, or provide services to, any Person that directly or indirectly competes with the Company and shall have no obligation to present any business opportunity to the Company or any of its Stockholders, even if the opportunity is one that the Company might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so. The Sponsors and the officers of the Company shall not be liable to the Company or any Stockholder for breach of any fiduciary or other duty solely by reason of the fact that the Stockholders or such officers pursue or acquire such business opportunity, direct such business opportunity to another Person or fail to present such business opportunity to the Company (unless such business opportunity was offered expressly to the Sponsors).

(b) Transactions with Affiliates of the Company shall not be void, voidable or subject to change if made on terms that the Board of Directors in good faith determine are no less favorable in the aggregate to the Company than would be obtainable on an arms’-length basis from an unaffiliated third party. No party to such a transaction shall be obligated to obtain a fairness opinion concerning that transaction. Nonetheless, an opinion provided by an independent third party with expertise in the relevant matter to the effect that such a transaction is fair to the Company shall conclusively establish the fairness of that transaction.

(c) Each Stockholder (for itself and on behalf of the Company) hereby, to the fullest extent permitted by applicable law:

(i) confirms that each Sponsor Director, in his or her capacity as director, has no duty to the Company or any of its subsidiaries;

(ii) confirms that each Sponsor Director, in his or her capacity as director, has no duty to any Stockholder (other than the Stockholder who appointed such Sponsor Director);

(iii) confirms that none of the Sponsors has any duty to any other Stockholder or to the Company or any of its subsidiaries other than the specific covenants and agreements set forth in this Agreement;

(iv) acknowledges and agrees that, (A) in the event of any conflict of interest between the Company or any of its subsidiaries, on the one hand, and any Sponsor, on the other hand, such Sponsor (or its respective Sponsor Directors acting in his or her capacity as a director) may act in its best interest and (B) no Sponsor (or its respective Sponsor Directors acting in his or her capacity as a director), shall be obligated (1) to reveal to the Company or its subsidiaries confidential information belonging to or relating to the business of such person or (2) to recommend or take any action in its capacity as such Stockholder or director, as the case may be, that prefers the interest of the Company or its subsidiaries over the interest of such person; and

(v) waives any claim or cause of action against any Sponsor, any Sponsor Director and any officer, employee, agent or Affiliate of any such person that may from time to time arise in respect of a breach by any such person of any duty or obligation disclaimed under Section 6.02(c)(i) through (iv).

(d) Each Stockholder agrees that the waivers, limitations, acknowledgments and agreements set forth in this Section 6.02 shall not apply to any alleged claim or cause of action against a Sponsor Director, Sponsor, any of a Sponsor’s Affiliates or any of their respective employees, officers, directors, agents or authorized representatives based upon the breach or nonperformance by such person of this Agreement or other agreement to which such person is a party.

(e) The provisions of this Section 6.02, to the extent that they restrict the duties and liabilities of a Sponsor or Sponsor Director otherwise existing at law or in equity, are agreed by the Stockholders to replace such other duties and liabilities of such Sponsors or Sponsor Director to the fullest extent permitted by applicable law.

Section 6.03. Publicity and Confidentiality. Each Stockholder agrees that Confidential Information has been and will be made available to it in connection with its interest in the Company. Each Stockholder agrees not to divulge or communicate to a third party, or use for any purpose other than in connection with such Stockholder’s investment in the Company, in whole or in part, Confidential Information, without the prior written consent of the Company and the Sponsors; provided that, (i) Confidential Information may be disclosed if required by applicable law or any governmental authority, and (ii) each Stockholder may disclose Confidential Information to its partners, members, advisors, employees, agents, accountants, attorneys or Persons who have expressed a bona fide interest in becoming partners or members in or Permitted Transferees of such Stockholder or its related investment funds (collectively, the “Representatives”), so long as such Representatives agree to keep such information confidential. “Confidential Information” means any information concerning this Agreement or the transactions contemplated hereby and any information received by the Stockholder concerning the Company furnished to the Stockholders in their capacity as stockholders of the Company; provided that Confidential Information does not include (i) information that was or becomes generally available publicly other than, with respect to a Stockholder, as a result of a disclosure by such Stockholder, in violation of this Section 6.03, (ii) information that was or becomes available to the Stockholder or a Representative of such Stockholder on a non-confidential basis from a source other than the Company or (iii) information that the Stockholder or a Representative of the Stockholder independently developed without reference to the Confidential Information or any derivative thereof.

Section 6.04. Assignment; Benefit. (a) The rights and obligations hereunder shall not be assignable without the prior written consent of Hamlet Holdings except as provided under Article IV. Any assignment of rights or obligations in violation of this Section 6.04 shall be null and void.

(b) Except as set forth in Section 5.09, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns, and there shall be no third-party beneficiaries to this Agreement.

(c) Any Person that acquires Company Shares pursuant to the terms of this Agreement or the amended and restated limited liability company operating agreement of any Stockholder shall execute a counterpart to this Agreement and become a party hereto and such Person and its Company Shares shall be subject to the terms of this Agreement.

Section 6.05. Termination. Article III of this Agreement shall terminate as set forth in Section 3.03. The provisions of Article IV shall terminate as specified therein. The remainder of this Agreement shall terminate automatically (without any action by any party hereto) as to each Stockholder when such Stockholder ceases to hold any Company Shares.

Section 6.06. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 6.07. Entire Agreement; Amendment. This Agreement (together with the Management Services Agreement, dated as of the Closing Date, by and among the Company and the Sponsors) sets forth the entire understanding and agreement between the parties with respect to the transactions contemplated herein and supersedes and replaces any prior understanding, agreement or statement of intent, in each case written or oral, of any kind and every nature with respect hereto. No provision of this Agreement may be amended, modified or waived in whole or in part at any time without an agreement in writing executed by the Sponsors; provided that (a) any amendment (other than to Articles IV and V) that would have a material adverse effect on a Stockholder shall require the written consent of that Stockholder, (b) Article IV, Article V, this Section 6.07 and the definitions used therein may not be amended without the prior written consent of all Stockholders and (c) Section 3.01(a) to the extent such Section relates to the rights of Co-Invest Hamlet Holdings B, LLC, Apollo Investment Fund VI, L.P. or TPG V Hamlet AIV, L.P., may not be amended without the prior written consent of Co-Invest Hamlet Holdings B, LLC, Apollo Investment Fund VI, L.P., or TPG V Hamlet AIV, L.P., as the case may be. There are no other agreements with respect to the transactions contemplated herein between any Stockholders or any of their Affiliates relating to the Company. Each Party to this Agreement shall receive notice of any amendments and copies of any material amendment to this Agreement.

Section 6.08. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Section 6.09. Notices. Unless otherwise specified herein, all notices, consents, approvals, reports, designations, requests, waivers, elections and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by personal hand-delivery, by facsimile transmission, by electronic mail, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery, sent to the Stockholders at the following addresses (or such other address as such Stockholders may specify by notice to the Company:

If to the Company:

One Caesars Palace Drive

Las Vegas, NV 89109

Attention: Steve Brammell

Telephone: 702-407-6393

Fax: 702-407-6418

with a copy to each of (which shall not constitute notice):

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Attention: Michael A. Gerstenzang, Esq.

Telephone: 212.225.2000

Fax: 212.225.3999

and

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention:	Steven A. Cohen, Esq. Gregory E. Ostling, Esq.

Telephone: 212.403.1000

Facsimile: 212.403.2000

if to Apollo, to:

Apollo Management VI, L.P.

9 West 57th Street

43rd Floor

New York, New York 10019

Attention: Eric L. Press

Telephone; 212.515.3243

Facsimile: 212.515.3288

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention:	Steven A. Cohen, Esq. Gregory E. Ostling, Esq.

Telephone: 212.403.1000

Facsimile: 212.403.2000

If to TPG, to:

TPG Capital, L.P.

301 Commerce Street

Suite 3300

Fort Worth, Texas 76102

Attention: Clive D. Bode

Telephone: 817.871.4000

Fax: 817.871.4088

with a copy (which shall not constitute notice) to:

Cleary, Gottlieb, Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Attention: Michael A. Gerstenzang, Esq.

Telephone: 212.225.2000

Fax: 212.225.3999

If to a Co-Investment Entity, to both of the Sponsors.

Section 6.10. Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT MAY BE BROUGHT AND ENFORCED EXCLUSIVELY IN THE COURTS OF THE STATE OF DELAWARE OR (TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFOR) THE U.S. DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING.

Section 6.11. Waiver of Jury Trial. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE, APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHT OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS ENTERED

INTO IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN. The Company or any Stockholder may file an original counterpart or a copy of this Section 6.11 with any court as written evidence of the consent of the Stockholders to the waiver of their rights to trial by jury.

Section 6.12. Specific Performance. Each party to this Agreement acknowledges that a remedy at law for any breach or attempted breach of this Agreement will be inadequate, agrees that each other party to this Agreement shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach and further agrees to waive (to the extent legally permissible) any legal conditions required to be met for the obtaining of any such injunctive or other equitable relief (including posting any bond in order to obtain equitable relief).

Section 6.13. No Third Party Liability. This Agreement may only be enforced against the named parties hereto. All claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), may be made only against the entities that are expressly identified as parties hereto; and no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or representative of any party hereto (including any Person negotiating or executing this Agreement on behalf of a party hereto), unless party to this Agreement, shall have any liability or obligation with respect to this Agreement or with respect any claim or cause of action (whether in contract or tort) that may arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including a representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement).

Section 6.14. Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Stockholder shall execute and deliver any additional documents and instruments and perform any additional acts that the Company or the Sponsors determine to be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

Section 6.15. Splits; Issuances. If, and as often as, there are any changes in the Company Shares by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Company Shares as so changed. In the event additional shares of Company Shares are issued by the Company to Apollo, TPG, an Apollo Member or a TPG Member, or the Co-Investment Entities at any time during the term of this Agreement, either directly or upon the exercise or exchange of securities of the Company exercisable for or exchangeable into shares or Company Shares, such additional shares of Company Shares, as a condition to their issuance, shall become subject to the terms and provisions of this Agreement.

[REST OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS HEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

APOLLO HAMLET HOLDINGS, LLC

By:	/s/ Laurie Medley
Name:	Laurie Medley
Title:	Vice President

APOLLO HAMLET HOLDINGS B, LLC

By:	/s/ Laurie Medley
Name:	Laurie Medley
Title:	Vice President

TPG HAMLET HOLDINGS, LLC

By:	/s/ David Bonderman
Name:	David Bonderman
Title:	President

TPG HAMLET HOLDINGS B, LLC

By:	/s/ David Bonderman
Name:	David Bonderman
Title:	President

CO-INVEST HAMLET HOLDINGS, SERIES LLC

By:	/s/ Anthony Civale
Name:	Anthony Civale
Title:	Secretary

CO-INVEST HAMLET HOLDINGS B, LLC

By:	/s/ Anthony Civale
Name:	Anthony Civale
Title	Secretary

HAMLET HOLDINGS LLC

By:	/s/ Anthony Civale
Name:	Anthony Civale
Title:	Secretary

HARRAH’S ENTERTAINMENT, INC.

By:	/s/ Anthony Civale
Name::	Anthony Civale
Title	Director

APOLLO INVESTMENT FUND VI, L.P. (solely with respect to Sections 3.01 and 6.07)

By:	Apollo Advisors VI, L.P., its General Partner

By:	Apollo Capital Management VI, LLC, its General Partner

By:	/s/ Laurie Medley
Name:	LAURIE MEDLEY
Title	VICE PRESIDENT

TPG V HAMLET AIV, L.P. (solely with respect to Sections 3.01 and 6.07)

By:	/s/ Clive D. Bode
Name:	Clive D. Bode
Title:	Vice President of
TPG Advisors V, Inc.,
The general partner of TPG GenPar V, L. P., the general partner of TPG V Hamlet AIV, L.P.